Exhibit 99.1

PRESS RELEASE

CONTACT: Brian L. Cantrell Alliance Resource Partners, L.P. 1717 South Boulder Avenue, Suite 600 Tulsa, Oklahoma 74119 (918) 295-7673

FOR IMMEDIATE RELEASE

ALLIANCE RESOURCE PARTNERS, L.P.

Announces Record Quarterly Net Income; and Declares Quarterly Cash Distribution of $0.65 Per Unit

TULSA, Oklahoma, October 22, 2004 – Alliance Resource Partners, L.P. (Nasdaq: ARLP) today reported quarterly net income of $25.3 million, or $1.37 per basic limited partner unit, for the third quarter ended September 30, 2004, an increase of approximately 134% over net income of $10.8 million, or $0.59 per basic limited partner unit, reported for the same quarter of 2003. The third quarter 2004 results represent the fourth consecutive quarter the Partnership has reported record quarterly net income.

The Partnership also announced that the Board of Directors of its managing general partner declared a quarterly cash distribution of $0.65 per unit (an annualized rate of $2.60) for the third quarter ended September 30, 2004, payable on November 12, 2004, to all unitholders of record as of November 1, 2004. As previously stated, increases to the quarterly cash distribution are generally considered by the Board of Directors of the Partnership’s managing general partner at its January and July meetings. (See ARLP Press Release, dated April 23, 2004.)

“Alliance again delivered solid results this quarter,” said Joseph W. Craft III, President and Chief Executive Officer. “We continue to benefit from the robust coal markets and remain committed to maximizing our operating efficiency in the face of cost pressures resulting from higher fuel, power and steel prices.”

Several items significantly impacted the third quarter 2004 results. The final settlement with the Partnership’s insurance underwriters for claims relating to the Dotiki mine fire earlier this year increased net income in the 2004 third quarter by $18.0 million. (See ARLP Press Releases, dated February 12, March 1, March 8, March 25, April 23, July 22 and September 13, 2004.) The buy-out of several coal sales contracts, which will allow the Partnership to take advantage of anticipated higher spot coal prices in 2005, also reduced net income in the 2004 third quarter by $3.2 million.

Revenues and tons sold for the quarter ended September 30, 2004 were $158.3 million and 5.1 million tons, respectively, compared to $141.8 million and 5.2 million tons in the third quarter of 2003. The increase in revenues was primarily attributable to higher coal sales prices, which increased approximately 11.6% during the 2004 third quarter as compared to the same period in 2003.

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Total coal production for the third quarter of 2004 increased approximately 3.3% to 4.9 million tons, compared to 4.7 million tons in the comparable period last year. Increased production at the Partnership’s Illinois Basin and MC Mining operations is primarily attributable to the continuing benefits realized from equipment and infrastructure investments made over the last few years. These production increases were partially offset by lower production at the Pontiki mine due to adverse geologic conditions.

Operating expenses in the third quarter of 2004 increased to $108.9 million as compared to $98.5 million for the same period in 2003. In addition to the negative impact resulting from the buy-out of several coal sales contracts, the higher operating expenses are primarily attributable to increased coal production volumes, increased materials and supply costs (particularly fuel, power and steel), sales related expenses and maintenance expense. Partially offsetting these increases was a reduction in operating expenses of approximately $2.8 million due to the final settlement of insurance claims attributable to the Dotiki mine fire. As a result of the settlement, the Partnership also recorded a net gain from insurance settlement of approximately $15.2 million in the current quarter. General and administrative expenses increased $6.2 million during the third quarter of 2004 to $12.7 million as compared to $6.5 million for the same period last year. The increased general and administrative expense was associated primarily with higher incentive compensation expense, which rose by approximately $5.8 million, principally due to the increased market value of the Partnership’s common units. The closing price for the Partnership’s common units was $55.67 on September 30, 2004.

For the nine months ended September 30, 2004, Partnership net income rose by $33.9 million, an increase of approximately 105%, to $66.4 million, or $3.58 per basic limited partner unit, compared to net income of $32.5 million, or $1.86 per basic limited partner unit, for the same period of 2003. Revenues increased approximately 19.6% to $478.6 million and tons of coal sold rose approximately 7.2% to 15.4 million tons for the first nine months of 2004, compared to $400.2 million and 14.4 million tons for the same period of 2003, respectively.

Increased production and sales volumes, particularly at the Partnership’s Warrior, Pattiki, Gibson County, and MC Mining operations, have positively impacted financial results through the first nine months of 2004. Reflecting the improved coal markets, higher average coal sales prices realized by the Partnership have further benefited year-to-date financial results. Proceeds from the previously discussed final settlement of the Dotiki mine fire insurance claim also benefited financial results through the third quarter of 2004. Year-to-date financial results have been negatively impacted by the increases in general and administrative expenses, including higher incentive compensation expense of $14.4 million, and operating expenses as explained above in the review of third quarter 2004 financial results.

“Reflecting positive industry fundamentals for the coal industry this year, the Partnership has delivered exceptional results through the first nine months of 2004,” Mr. Craft stated. “During this period, we have achieved record levels of revenues, net income, tons sold and tons produced. Our continuous efforts to optimize operating capacity and improve efficiencies at existing operations have allowed us to take advantage of the opportunities presented by the current coal markets. Recent investments at our Gibson County, Pattiki and Mettiki mines also have allowed Alliance to rapidly respond to current market demand.”

Looking ahead, Mr. Craft added, “Continued growth in the U.S. economy, increasing demand for electricity, low coal stockpiles, high prices and supply constraints for competing fuels, and global market dynamics all point to sustainability of the current strong coal market fundamentals. Our

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Elk Creek and Tunnel Ridge projects announced yesterday should further strengthen the Partnership’s ability to capture the future benefits of this improved environment and achieve our goal of sustaining growth in earnings and cash flow.” (See ARLP Press Release, dated October 21, 2004.)

Based on anticipated shipments of 5.8 million tons of coal, the Partnership is estimating net income for the 2004 fourth quarter of between $17 and $21 million. Even though operating results are consistent with prior guidance, the Partnership is lowering its estimate of net income for the year ending December 31, 2004 to a range of $83 to $87 million. This revised guidance primarily reflects the anticipated impact of increased incentive compensation expense due to higher unit prices, which have increased more than $10.00 per unit since July, 2004, and the increased operating expense of $3.2 million due to the buy-out of coal sales agreements in the second half of 2004, which will allow the Partnership to take advantage of anticipated higher spot coal prices in 2005.

As of September 30, 2004, the Partnership satisfied the financial tests required by the Partnership Agreement for conversion of the remaining subordinated units to common units. As a result, the outstanding 3,211,266 subordinated units held by Alliance Resource GP, LLC, the special general partner of the Partnership, will convert into common units on November 2, 2004. Following the conversion, Alliance Resource GP, LLC, will own 7,655,311 of the Partnership’s outstanding common units. Pursuant to the Partnership’s Long Term Incentive Plan, on November 2, 2004, 385,210 restricted units previously awarded to certain members of management, employees and directors will vest. As a result of this vesting, the Partnership will issue 231,126 common units. The remaining units will be settled in cash to satisfy tax obligations.

The statements and projections used throughout this release are based on current expectations. These statements and projections are forward-looking, and actual results may differ materially. These projections do not include the potential impact of any mergers, acquisitions or other business combinations that may occur after the date of this release. At the end of this release, we have included more information regarding business risks that could affect our results.

Alliance Resource Partners is the nation’s only publicly traded master limited partnership involved in the production and marketing of coal. Alliance Resource Partners currently operates mining complexes in Illinois, Indiana, Kentucky and Maryland.

FORWARD-LOOKING STATEMENTS: With the exception of historical matters, any matters discussed in this press release are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from projected results. These risks, uncertainties and contingencies include, but are not limited to, the following: competition in coal markets and our ability to respond to the competition; fluctuation in coal prices, which could adversely affect our operating results and cash flows; deregulation of the electric utility industry or the effects of any adverse changes in the domestic coal industry, electric utility industry, or general economic conditions; dependence on significant customer contracts, including renewing customer contracts upon expiration of existing contracts; customer bankruptcies and/or cancellations of, or breaches to, existing contracts; customer delays or defaults in making payments; fluctuations in coal demand, prices and availability due to labor and transportation costs and disruptions, equipment availability, governmental regulations and other factors; our productivity levels and margins that we earn on our coal sales; any unanticipated increases in labor costs, adverse changes in work rules, or unexpected cash payments associated with post-mine reclamation and workers’ compensation claims; any unanticipated increases in transportation costs and risk of transportation delays or interruptions; greater than expected environmental regulations, costs and liabilities; a variety of operational, geologic, permitting, labor and weather-related factors; risks of major mine-related accidents or interruptions; results of litigation; difficulty maintaining our surety bonds for mine reclamation as well as workers’ compensation and black lung benefits; difficulty obtaining commercial property insurance; and risks associated with our 10.0% participation (excluding any applicable deductible) in the commercial property program.

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Additional information concerning these and other factors can be found in the Partnership’s public periodic filings with the Securities and Exchange Commission (“SEC”), including the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2003 filed on March 12, 2004 with the SEC. Except as required by applicable securities laws, the Partnership does not intend to update its forward-looking statements.

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ALLIANCE RESOURCE PARTNERS, L.P. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND OPERATING DATA

(In thousands, except unit and per unit data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003
Tons sold	5,111	5,181	15,417	14,386
Tons produced	4,886	4,729	15,183	14,362

SALES AND OPERATING REVENUES:
Coal sales	$146,350	$131,131	$440,214	$368,170
Transportation revenues	6,505	5,231	20,362	14,617
Other sales and operating revenues	5,406	5,437	18,055	17,408

Total revenues	158,261	141,799	478,631	400,195

EXPENSES:
Operating expenses	108,919	98,464	316,104	276,149
Transportation expenses	6,505	5,231	20,362	14,617
Outside purchases	2,410	3,844	4,274	5,233
General and administrative	12,687	6,494	34,292	18,799
Depreciation, depletion and amortization	13,620	12,556	39,806	39,349
Interest expense	3,672	4,088	11,351	12,045
Net gain from insurance settlement	(15,217)	—	(15,217)	—

Total operating expenses	132,596	130,677	410,972	366,192

INCOME FROM OPERATIONS	25,665	11,122	67,659	34,003
OTHER INCOME	202	344	761	794

INCOME BEFORE INCOME TAXES	25,867	11,466	68,420	34,797
INCOME TAX EXPENSE	546	663	2,013	2,338

NET INCOME	$25,321	$10,803	$66,407	$32,459

GENERAL PARTNERS’ INTEREST IN NET INCOME (LOSS)	$843	$216	$2,235	$(3)

LIMITED PARTNERS’ INTEREST IN NET INCOME	$24,478	$10,587	$64,172	$32,462

BASIC NET INCOME PER LIMITED PARTNER UNIT	$1.37	$0.59	$3.58	$1.86

DILUTED NET INCOME PER LIMITED PARTNER UNIT	$1.33	$0.57	$3.48	$1.80

WEIGHTED AVERAGE NUMBER OF UNITS OUTSTANDING-BASIC	17,903,793	17,903,793	17,903,793	17,471,864

WEIGHTED AVERAGE NUMBER OF UNITS OUTSTANDING-DILUTED	18,438,758	18,487,787	18,437,170	18,053,904

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ALLIANCE RESOURCE PARTNERS, L.P. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except unit data)

	September 30, 2004	December 31, 2003
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$72,843	$10,156
Trade receivables, net	57,374	38,305
Marketable securities	15,014	23,615
Inventories	13,983	14,527
Advance royalties	1,108	1,108
Prepaid expenses and other assets	5,684	3,432

Total current assets	166,006	91,143

PROPERTY, PLANT AND EQUIPMENT AT COST	511,108	474,357
LESS ACCUMULATED DEPRECIATION, DEPLETION AND AMORTIZATION	(280,471)	(251,567)

	230,637	222,790

OTHER ASSETS:
Advance royalties	13,829	12,439
Coal supply agreements, net	3,404	5,445
Other long-term assets	4,066	4,637

	$417,942	$336,454

LIABILITIES AND PARTNERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$37,646	$22,651
Due to affiliates	24,074	13,546
Accrued taxes other than income taxes	10,843	10,375
Accrued payroll and related expenses	16,065	11,095
Accrued interest	1,662	5,402
Workers’ compensation and pneumoconiosis benefits	5,941	5,905
Other current liabilities	6,516	5,739
Current maturities, long-term debt	18,000	—

Total current liabilities	120,747	74,713

LONG-TERM LIABILITIES:
Long-term debt, excluding current maturities	162,000	180,000
Accrued pneumoconiosis benefits	19,229	17,633
Workers’ compensation	27,139	22,819
Reclamation and mine closing	30,085	21,717
Due to affiliates	9,993	3,735
Other liabilities	3,848	3,280

Total liabilities	373,041	323,897

COMMITMENTS AND CONTINGENCIES

PARTNERS’ CAPITAL (DEFICIT):
Common Unitholders 14,692,527 units outstanding	288,735	263,071
Subordinated Unitholder 3,211,266 units outstanding	64,020	58,411
General Partners	(304,065)	(305,034)
Unrealized loss on marketable securities	—	(102)
Minimum pension liability	(3,789)	(3,789)

Total Partners’ capital (deficit)	44,901	12,557

	$417,942	$336,454

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ALLIANCE RESOURCE PARTNERS, L.P. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Nine Months Ended September 30,
	2004	2003
CASH FLOWS PROVIDED BY OPERATING ACTIVITIES	$125,904	$62,491

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property, plant and equipment	(40,328)	(34,190)
Purchase of Warrior Coal	—	(12,661)
Proceeds from sale of property, plant and equipment	461	413
Purchase of marketable securities	(4,969)	(23,021)
Proceeds from marketable securities	13,672	—
Proceeds from assumption of liability	2,112	—

Net cash used in investing activities	(29,052)	(69,459)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from common unit offering to public	—	53,956
Cash contribution by General Partners	—	9
Payments on Warrior Coal revolving credit agreement balance	—	(17,000)
Borrowings under revolving credit facility and working capital facilities	—	31,600
Payments under revolving credit facility and working capital facilities	—	(10,600)
Payments on long-term debt	—	(31,250)
Distributions to Partners	(34,165)	(27,435)

Net cash used in financing activities	(34,165)	(720)

NET CHANGE IN CASH AND CASH EQUIVALENTS	62,687	(7,688)

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	10,156	9,028

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$72,843	$1,340

CASH PAID FOR:
Interest	$15,093	$15,803

Income taxes to taxing authorities	$2,150	$2,281

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Reconciliation of GAAP “Cash Flows Provided by Operating Activities” to non-GAAP “EBITDA” and Reconciliation of Non-GAAP “EBITDA” to GAAP “Net Income” (in thousands).

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003
Cash flows provided by operating activities	$50,437	$18,764	$125,904	$62,491
Reclamation and mine closing	(443)	(335)	(1,110)	(1,005)
Coal inventory adjustment to market	(15)	327	(15)	(8)
Other	(146)	234	(138)	(32)
Net effect of working capital changes	(10,892)	4,369	(18,428)	10,362
Interest expense	3,672	4,088	11,351	12,045
Income taxes	546	663	2,013	2,338

EBITDA	43,159	28,110	119,577	86,191
Depreciation, depletion and amortization	(13,620)	(12,556)	(39,806)	(39,349)
Interest expense	(3,672)	(4,088)	(11,351)	(12,045)
Income taxes	(546)	(663)	(2,013)	(2,338)

Net income	$25,321	$10,803	$66,407	$32,459

EBITDA is defined as income before net interest expense, income taxes and depreciation, depletion and amortization. Management believes EBITDA is a useful indicator of its ability to meet debt service and capital expenditure requirements and uses EBITDA as a measure of operating performance. EBITDA should not be considered as an alternative to net income, income from operations, cash flows from operating activities or any other measure of financial performance presented in accordance with generally accepted accounting principles. EBITDA is not intended to represent cash flow and does not represent the measure of cash available for distribution. The Partnership’s method of computing EBITDA may not be the same method used to compute similar measures reported by other companies, or EBITDA may be computed differently by the Partnership in different contexts (i.e. public reporting versus computation under financing agreements).

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